Exhibit 10.8

GSC CAPITAL CORP 2005 STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

GSC Capital Corp, a Maryland corporation (the “Company”), hereby grants to the “Participant” this Award of Restricted Stock pursuant to the GSC Capital Corp. 2005 Stock Incentive Plan (the “Plan”) upon the following terms and conditions:

Name of Participant:

Grant Date:

Number of Shares:

1.	This Award is subject to all terms and conditions of this Agreement and the Plan. The terms of the Plan are hereby incorporated by reference. Capitalized terms not otherwise defined herein shall have the meaning assigned to such term in the Plan.

2.	To the extent dividends are paid on Shares covered by this Award, the Participant shall be entitled to receive such dividends at the time paid.

3.	The Participant shall be entitled to receive (and the Company shall deliver to the Participant) within 75 days following the date hereof, the number of Shares set forth above.

4.	Notices hereunder and under the Plan, if to the Company, shall be delivered to the Plan Administrator (as so designated by the Company) or mailed to the Company’s principal office, GSC Capital Corp., 500 Campus Drive, Suite 220, Florham Park, NJ 07932, attention of the Plan Administrator, or, if to you, shall be delivered to you or mailed to your address as the same appears on the records of the Company.

5.	All decisions and interpretations made by the Board of Directors or the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive on all persons. In the event of any inconsistency between the terms hereof and the provisions of this Agreement and the Plan, this Agreement shall govern.

6.	By accepting this Award, the Participant acknowledges receipt of a copy of the Plan, and agrees to be bound by the terms and conditions set forth in this Agreement and the Plan, as in effect from time to time.

7.	By accepting this Award, the Participant further acknowledges that the federal securities laws and/or the Company’s policies regarding trading in its securities may limit or restrict its right to buy or sell Shares, including, without limitation, sales of Shares acquired in connection with this Award. The Participant agrees to comply with such federal securities law requirements and Company policies, as such laws and policies are amended from time to time.

8.	This Agreement shall be governed by the laws of the state of Maryland without giving effect to its choice of law provisions.

GSC CAPITAL CORP.

By:

Name:

Title:

Participant

By:

Name:

2